UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2009

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 Horseshoe Drive South, Suite 200

Naples, Florida 34101

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

(a) On July 25, 2008, Medical Solutions Management Inc. (the “Registrant”), Andover Medical, Inc., a Delaware corporation (“Andover”) and Certified Diabetic Services, Inc., a Delaware corporation (“CDIP”), entered into an Asset Purchase Agreement and Plan of Reorganization (the “Reorganization Agreement”), pursuant to which the Registrant was to acquire substantially all of the assets of Andover and CDIP, including Andover’s and CDIP’s subsidiaries. The Registrant filed a Current Report on Form 8-K on July 31, 2008 reporting its entering into the Reorganization Agreement and describing the terms thereof and, to the extent required by Item 1.02 of Form 8-K, that description is incorporated by reference in this Item 1.02.

On February 3, 2009, the Registrant and Andover received a notice of termination of the Reorganization Agreement from CDIP, pursuant to §6.1(b)(i) thereof for failure to consummate the transaction by December 31, 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 4, 2009, Robert Coffill resigned from the Board of Directors of the Registrant. In connection with this resignation, the Registrant and Mr. Coffill also mutually agreed to terminate Mr. Coffill’s employment with the Registrant.

Item 8.01.	Other Events.

(a) On February 2, 2009, the Registrant entered into a Business Consulting Agreement with Parcae Capital (“Parcae”) pursuant to which the Registrant engaged Parcae to oversee the management and restructuring of the Registrant, including overseeing an independent investigation into the facts and circumstances surrounding the current ongoing federal investigation involving MSMT, as previously referenced in the Registrant’s Current Report on Form 8-K as filed with the Commission on February 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Marshall Sterman
Name:	Marshall Sterman
Title:	Chairman of the Board of Directors